Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 236 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Fidelity Corporate Bond Fund, Fidelity Investment Grade Bond Fund and Spartan U.S. Bond Index Fund of our reports dated October 17, 2013; Fidelity Series Investment Grade Bond Fund of our report dated October 18, 2013 and Fidelity Short-Term Bond Fund of our report dated October 16 on the financial statements and financial highlights included in the August 31, 2013 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

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/s/ Pricewaterhouse Coopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts October 24, 2013